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                                                                     EXHIBIT 5.1

                                                               (WILMERHALE LOGO)

                                                                  JAMES R. BURKE
                                                             +1 617 526 6062 (t)
                                                             +1 617 526 5000 (f)
                                                      james.burke@wilmerhale.com

June 19, 2006

SS&C Technologies, Inc.
80 Lamberton Road
Windsor, Connecticut 06095

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $205,000,000 aggregate original principal amount of 11 3/4% Senior Subordinated Notes due 2013 (the "Exchange Notes") of SS&C Technologies, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the Exchange Notes (the "Exchange Guarantees" and, together with the Exchange Notes, the "New Securities") by the subsidiaries of the Company set forth on Schedule A hereto (such entities, the "Guarantors").

The New Securities are to be issued pursuant to an Indenture, dated as of November 23, 2005, among the Company, Sunshine Acquisition II, Inc. ("Sunshine"), the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"), which is filed as Exhibit 4.1 to the Registration Statement, as supplemented by the First Supplemental Indenture, dated as of April 27, 2006, which is filed as Exhibit 4.2 to the Registration Statement (such Indenture, as supplemented by such First Supplemental Indenture being referred to collectively as the "Indenture"). The New Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of currently outstanding 11 3/4% Senior Subordinated Notes due 2013 (the "Old Notes") and the guarantees of the obligations represented by the Old Notes in accordance with the terms of a Registration Rights Agreement, dated as of November 23, 2005, by and among the Company, Sunshine, the Guarantors and the Initial Purchasers (as defined therein), which is filed as Exhibit 4.5 to the Registration Statement, as supplemented by the Joinder Agreement, dated as of April 27, 2006, which is filed as Exhibit 4.8 to the Registration Statement (such Registration Rights Agreement, as supplemented by such Joinder Agreement, being referred to collectively as the "Registration Rights Agreement").

We are acting as counsel for the Company and the Guarantors in connection with the issuance by the Company and the Guarantors of the New Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon

       Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston,
                               Massachusetts 02109

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SS&C Technologies, Inc.
June 19, 2006
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the Registration Rights Agreement, the Indenture, resolutions adopted by the board of directors or sole member, as the case may be, of the Company and each Guarantor, as provided to us by the Company and the Guarantors, the certificates of incorporation and by-laws or other organizational documents, as the case may be, of the Company and each Guarantor, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and exchange of the New Securities in the Exchange Offer, to register and qualify the New Securities for issuance under all applicable state securities or "blue sky" laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Various issues concerning the laws of the States of Connecticut and New Jersey are addressed in the opinions filed as Exhibits 5.2 and 5.3 to the Registration Statement, which have been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or other laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to herein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the New Securities requiring the payment of interest on overdue interest.

We also express no opinion herein as to any provision of the New Securities or any agreement (a) which may be deemed to or construed to waive any right of the Company or any of the Guarantors, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the New Securities or any agreement on the validity or

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SS&C Technologies, Inc.
June 19, 2006
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enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) providing that the terms of the New Securities may not be waived or modified except in writing or
(h) relating to choice of law or consent to jurisdiction.

For purposes of our opinions rendered below, and without limiting any other comments and qualifications set forth herein, insofar as they relate to the enforceability against the Guarantors, we have assumed that each Guarantor has received reasonably equivalent value and fair consideration in exchange for its obligations therein or undertakings in connection therewith, and that prior to and after consummation of the transactions contemplated by the Indenture and the New Securities to which they are a party, each Guarantor is not insolvent, rendered insolvent or left with unreasonably small capital within the meaning of 11 U.S.C. Section 548 and N.Y. Debt. & Cred. Law Section 270 et seq. With respect to our opinions below, we have assumed that the execution and delivery of the Indenture and the New Securities and consummation of the transactions contemplated thereby are necessary or convenient to the conduct, promotion or attainment of the business of the Company and of each Guarantor under current law applicable to each Guarantor.

Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes, when executed by the Company, authenticated by the Trustee in the manner provided by the Indenture and issued and delivered against surrender of the Old Notes in accordance with the terms and conditions of the Registration Rights Agreement, the Indenture and the Exchange Offer, will be valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, and that the Exchange Guarantees, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Indenture and the Exchange Offer, will be binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their respective terms.

It is understood that this opinion is to be used only in connection with the offer and exchange of the New Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are

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SS&C Technologies, Inc.
June 19, 2006
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in the category of persons whose consent is required under Section 7 of the
Securities Act or the rules and regulations of the Commission.



Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP


By: /s/ James R. Burke
    ----------------------------------
    James R. Burke, a Partner

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                                   SCHEDULE A

Financial Models Company Ltd., a New York corporation
Financial Models Holdings Inc., a Delaware corporation
SS&C Fund Administration Services LLC, a New York limited liability company OMR Systems Corporation, a New Jersey corporation
Open Information Systems, Inc., a Connecticut corporation
Cogent Management Inc., a New York corporation